Exhibit 99.3

                                   COYOTE LOGO

                                  FORM OF PROXY
                 FOR COYOTE SPORTS, INC. _________________, 1999
                         SPECIAL MEETING OF SHAREHOLDERS


THIS PROXY CARD MUST BE RECEIVED, AT THE APPROPRIATE ADDRESS INDICATED BELOW, BY _____________, PRIOR TO 10:00 A.M. (EASTERN DAYLIGHT TIME) ON ________, 1999.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF COYOTE SPORTS, INC., A COMPANY ORGANIZED UNDER THE LAWS OF NEVADA, FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ___________, 1999 AT 10:00 A.M.(LOCAL TIME).

The  undersigned,  being a holder of common  shares,  par value $0.001 per share
(the "Coyote Common Shares"), of Coyote Sports, Inc., ("Coyote"), hereby appoints James M. Probst, John Paul McNeill or either of them, as his proxy at the Special Meeting to be held on ___________, 1999 (and any adjournment thereof) and to vote on behalf of the undersigned (or abstain from voting) as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The Special Meeting has been convened to consider
(1) an amendment to the Amended and Restated Articles of Incorporation of Coyote to increase the number of authorized preferred shares from 4,000,000 to 10,000,000, and to create, and approve the issuance of, a new series of shares, the Coyote Series C Convertible Preferred Stock, par value $.001 per share to be delivered in connection with the merger and (2) the transaction of such other business as may be properly brought before the special meeting. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, except that in the case of any proposal to adjourn the meeting, the proxy will vote as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein. The undersigned hereby revokes any previously dated forms of proxy with respect to the Special Meeting.

PLEASE INDICATE ON THE REVERSE OF THIS CARD HOW YOUR SHARES ARE TO BE VOTED. THE COYOTE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL. IF THIS CARD IS RETURNED SIGNED BUT NOT MARKED WITH ANY INDICATION AS TO HOW TO VOTE, THE UNDERSIGNED WILL BE DEEMED TO HAVE DIRECTED THE PROXY TO VOTE FOR THE PROPOSAL.

Completed proxy cards should be returned to: [insert information for each jurisdiction]. An instrument evidencing the appointment of a corporate representative may be delivered to any of the above addresses up to __:00 a.m. on __________, 1998. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE, PLEASE CONTACT _____________ at 1-800-XXX-XXXX (toll-free in the United States).

                      PLEASE SIGN AND DATE ON REVERSE SIDE
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                                                              Please mark
                                                              your votes as
                                                              indicated in
                                                              this example. [X]

PROPOSAL
THE BOARD OF DIRECTORS OF COYOTE SPORTS, INC. RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL:


  1.    To approve the amendment of the Amended         FOR  AGAINST  ABSTAIN
        and Restated Articles  of  Incorporation        [ ]    [ ]      [ ]
        to  increase  the   number  of authorized
        Preferred Shares from 4,000,000 to
        10,000,000 and to create, and approve the issuance of, a new series class of shares, the Coyote Series C Convertible Preferred
        Stock to be delivered in connection with the merger.

  2.    In their  discretion,  the  proxies are
        authorized to vote upon such other business as may be properly brought before the special meeting.


Signature(s)(and Title(s), (if any)_________________________Date:_________, 1999
Please sign your name above exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized director or other officer, indicating title, or execute under the corporation's common seal. In the case of joint holders, any one may sign but the first-named in the share register may exclude the voting rights of the other joint holder(s) by voting in person or by proxy.

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